EXHIBIT (23)-6


                       Consent of Bear, Stearns & Co. Inc.


We hereby consent to the inclusion in the Prospectus Joint Proxy-Statement forming part of this Registration Statement on Form S-4 of HEALTHSOUTH Corporation of our opinion attached as Annex C thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion and the description and summary of our analysis, observations, beliefs and conclusions relating thereto, set forth under the heading "The Merger -- Opinion of Bear Stearns" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                          Bear, Stearns & Co. Inc.

                                          By:     /s/ Gilbert Matthews
                                             -----------------------------
                                                    Managing Director


Dated: December 12, 1995


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